                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report                                                    March 13, 2003
(Date of earliest event reported)                                 March 10, 2003


                             Kankakee Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



       1-13676                                     36-3846489
(Commission File Number)            (I.R.S. Employer Identification Number)




310 South Schuyler Avenue, Kankakee, Illinois                           60901
 (Address of principal executive offices)                             (Zip Code)




                                 (815) 937-4440
              (Registrant's telephone number, including area code)

Item 5.  Other Information and Regulation FD Disclosure

     Pursuant to a stock buyback program authorized by the Board of Directors of Kankakee Bancorp, Inc. (the "Company"), on March 10, 2003, the Company purchased from two stockholders an aggregate of 40,000 shares of its common stock in open market transactions at a purchase price of $39.27 per share, the current market price immediately prior to the transaction. The sellers were Tontine Management L.L.C. and Private Capital Management, L.P. Both stockholders' ownership in our common stock exceeded 10% as a result of our repurchases made in February, and these latest purchases brought both stockholders' ownership below 10%.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            KANKAKEE BANCORP, INC.




Dated: March 13, 2003                       By: /s/ Ronald J. Walters
                                                 -------------------------------
                                                    Ronald J. Walters
                                                    Vice President and Treasurer

                                       2